REVOLVING LINE OF CREDIT PROMISSORY NOTE

$300,000

September 26, 2014

FOR VALUE RECEIVED, Environmental Science And Technologies, Inc., a New Hampshire corporation with a principal place of business at 4 Wilder Dr. #7, Plaistow, New Hampshire 03865 ("Maker") promises to pay to The Rushcap Group, Inc., a corporation with a mailing address of 160 Summit Avenue, Montvale, New Jersey 07645 (the "Payee"), or at such other places as Payee may designate from time to time in writing, the principal sum of THREE HUNDRED THOUSAND and No/100s Dollars ($300,000 or so much of that sum as may be advanced under this Revolving Line of Credit Promissory Note ("Note").

INTEREST

Interest shall accrue on each advance to the Maker, until paid in full, as follows: (i) for the first thirty (30) days (or part thereof) following an advance to the Maker, at the rate of 3.5% percent *per month*, and (ii) for each thirty (30) days (or part thereof) thereafter, at the rate of 1.5% *per month*, until the principal advanced is paid in full.

Payments of principal and interest shall be made as provided below in the paragraph entitled "PAYMENT OF PRINCIPAL/INTEREST."

LINE OF CREDIT TO PURCHASE INVENTORY

This Note evidences a revolving line of credit for the purpose of enabling Maker to purchase inventory for resale by Maker. This Note is being issued in connection with an Inventory Financing Agreement and Security Agreement of even date.

Advances under this Note may be requested only in writing by Maker. Advances under this Note shall be used by Maker only for the purpose of purchasing those specific items of inventory referenced in the purchase order for which the Maker is requesting inventory financing.

The unpaid principal balance owing on this Note maybe evidenced by endorsement or amendments to the Note or by Payee's internal records. Payee shall have no obligation to advance funds under this Note.

PAYMENT OF PRINCIPAL/INTEREST

Principal advanced under this Note shall be repaid as follows: the Maker shall, immediately upon receipt of payment from the customer for the goods whose purchase was funded by advances hereunder, pay to the Payee an amount equal to the product of (i) the amount of the payment received and (ii) a fraction, the numerator of which is the purchase price for the inventory and the denominator of which is the selling price of the inventory to the customer, plus applicable interest as determined hereunder. So, for example, if (i) Payee advances $100,000 to the Maker for the purchase of inventory, (ii) Maker sells those products for $140,000, and (iii) Maker receives an initial payment of $75,000 from the customer within 30 days, Maker would

remit $53,571 in principal (and $3,500 in interest) to Payee (representing $100,000/$140,000 X $75,000 = $53,571 for principal (leaving a balance of $46,000 in principal) + $100,000 X.035 or $3,500 for interest). If Maker wishes to roll a payment over into an additional advance, the Maker shall obtain the Payee's prior written approval.

Notwithstanding anything to the contrary herein, the principal amount of an advance hereunder shall be due and payable one hundred twenty (120) days after the date of the advance, whether or not the customer has paid for the goods whose purchase was funded by such advance.

In the event any payment is not received by Payee within ten (10) days following its due date, a late charge equal to five percent (5%) of the payment shall be due from Maker to Payee in addition to the payment that is otherwise due. Maker acknowledges that this late charge is intended to reimburse Payee for administrative expenses incurred by Payee due to Maker's failure to make timely payments.

PREPAYMENT PRIVILEGE

Principal and/or interest may be prepaid in whole or in part at any time without penalty.

ACCELERATION

In the event that Maker shall default in the payment of interest or principal when due, and if such default shall continue for thirty (30) days following written notice from Payee to Maker, the whole sum of the principal balance and all accrued interest thereon shall become immediately due and payable at the option of Payee upon notice to Maker.

MISCELLANEOUS

Principal and interest are payable in lawful money of the United States. If Payee institutes a judicial action to collect on this Promissory Note, Maker promises to pay reasonable attorneys' fees awarded by the court. Time is of the essence in the performance by Maker of Maker's obligations under this Promissory Note.

MAKER:

ENVIRONMENAL SCIENCE AND TECHNOLOGIES, INC.

BY: ______________________________

MICHAEL R. ROSA, CEO